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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 14, 1999
                                                --------------------------------


                                   LANCE, INC.
             (Exact name of registrant as specified in its charter)
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
North Carolina                                          0-398                                            56-0292920
(State or other jurisdiction                         (Commission                                      (IRS Employer
of incorporation)                                   File Number)                                Identification No.)
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Post Office Box 32368, Charlotte, North Carolina                           28232
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code   (704) 554-1421
                                                   -----------------------------

                                 Not applicable
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         (Former name or former address, if changed since last report.)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 14, 1999, the Registrant acquired 100% of the outstanding Common Stock of Tamming Foods Ltd., a corporation organized under the laws of Ontario, Canada ("Tamming") pursuant to the terms of an Agreement of Purchase and Sale (the "Acquisition Agreement") dated as of March 31, 1999 among the Registrant, 1346242 Ontario Inc., an indirect, wholly-owned subsidiary of the Registrant organized under the laws of Ontario, Canada (which changed its name to Tamming Foods Ltd. immediately after the acquisition, "Lance Sub") and James D. Blair, Lorna Blair, Hilary Blair, James D. Blair In Trust For Douglas Blair, James D. Blair On Behalf Of A Corporation To Be Incorporated Under The Laws Of The Province of Ontario (incorporated as "Blairco Equities Inc."), Jalor South Investments Limited, A. Gordon Linkletter, Bruce Linkletter, Anne Linkletter, Linkfam Investments Inc., A. Gordon Linkletter On Behalf Of A Corporation To Be Incorporated Under The Laws Of The Province Of Ontario (incorporated as "Linkco Equities Inc."), John Tamming, Manon (Tamming) DiFrancesco, Di-Tam Investments Inc., Mel-An Investments Inc., John Tamming On Behalf Of A Corporation To be Incorporated Under The Laws Of The Province Of Ontario (incorporated as "Tam-Di Equities Inc."), Robert Rice, Linda Rice, Ricefam Investments Inc., Adtani Investments Inc. and Robert Rice On Behalf Of A Corporation To Be Incorporated Under The Laws Of The Province Of Ontario (incorporated as "Tam-Ri Equities Inc."), (collectively, the "Shareholders"). Pursuant to the terms of the Acquisition Agreement, Lance Sub purchased all of the outstanding stock of Tamming from the Shareholders for the aggregate purchase price of $45.0 million of which $14.1 million was paid by delivery of Lance Sub's Deferred Notes due April 2, 2004. The funds for the acquisition were obtained from a short term borrowing agreement with Bank of America Canada consisting of a 180 day unsecured term loan in the amount of $30.9 million and the Registrant's existing unsecured line of credit with NationsBank, N.A. in the amount of $5.0 million. The Deferred Notes, which are non-interest bearing, were issued pursuant to a Deferred Notes Agreement between Lance Sub and certain of the Shareholders. Payment of the Deferred Notes is guaranteed by the Registrant. The terms of the Acquisition Agreement, including the consideration to be paid, were negotiated on an arms-length basis by senior members of the managements of the Registrant and Tamming. During the negotiations, the Registrant based its valuation of Tamming on (i) its assessment of valuation parameters of companies in the same or related business as Tamming;
         (ii) Tamming's historical financial results and its prospects; and
         (iii) the potential effects that a transaction would have on the Registrant's financial results.

         Tamming manufactures high quality sugar wafer products that are sold under private label in the United States, Canada and Mexico. The Registrant currently intends to continue to operate Tamming in the same business as an indirect, wholly-owned subsidiary.

         The Registrant's News Release announcing the acquisition of Tamming is filed as Exhibit 99 to this Report.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  2 Agreement of Purchase and Sale dated as of March 31, 1999 among the Registrant, a subsidiary of the Registrant and the shareholders of Tamming Foods Ltd.


                  4 Deferred Notes Agreement dated April 14, 1999 among 1346242 Ontario Inc. (now Tamming Foods Ltd.), Blairco Equities Inc., Linkco Equities Inc., Tam-Di Equities Inc. and Tam-Ri Equities Inc. providing for the issuance of $14.1 million of Tamming Foods Ltd.'s Deferred Notes due 2004. The total amount of the Deferred Notes due 2004, issued under the Deferred Notes Agreement, does not exceed 10% of the total assets of the Registrant and the Registrant agrees to furnish a copy of the Deferred Notes Agreement to the Securities and Exchange Commission upon request.


                  99       Registrant's News Release dated April 1, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LANCE, INC.



                                            By   /s/ B. Clyde Preslar
                                              ---------------------------------
                                                     B. Clyde Preslar
                                                     Vice President



Dated:  April 29, 1999


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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    EXHIBITS

                                    FORM 8-K
                                 CURRENT REPORT


Date of Report                                            Commission File Number
April 14, 1999                                                             0-398


                                   LANCE, INC.

                                  EXHIBIT INDEX

Exhibit No                          Exhibit Description

    2 Agreement of Purchase and Sale dated as of March 31, 1999 among the Registrant, a subsidiary of the Registrant and the shareholders of Tamming Foods Ltd.

    4 Deferred Notes Agreement dated April 14, 1999 among 1346242 Ontario Inc. (now Tamming Foods Ltd.), Blairco Equities Inc., Linkco Equities Inc., Tam-Di Equities Inc. and Tam-Ri Equities Inc. providing for the issuance of $14.1 million of Tamming Foods Ltd.'s Deferred Notes due 2004. The total amount of the Deferred Notes due 2004 does not exceed 10% of the total assets of the Registrant and the Registrant agrees to furnish a copy of the Deferred Notes Agreement to the Securities and Exchange Commission upon request.


   99                               Registrant's News Release dated April 1,
                                    1999.



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